Exhibit 99.1

NAYA Announces a 1:12 Reverse Stock Split Effective Pre-Market Opening on March 18, 2025

SARASOTA, Fla. and MIAMI, Mar. 13, 2025 (GLOBE NEWSWIRE) -- NAYA Biosciences, Inc. (“NAYA”) (NASDAQ: NAYA), a life science portfolio company dedicated to bringing breakthrough treatments to patients in oncology, autoimmune diseases, and women’s health, and a leading provider of in vitro fertilization (IVF) and in vivo Intravaginal Culture (“IVC”) fertility treatments, announced today that it will effect a 1-for-12 reverse split of its issued and outstanding and authorized common stock effective as of 12:01 a.m. Eastern Time on March 18, 2025. Commencing with the opening of trading on The Nasdaq Capital Market on March 18, 2025, the Company’s common stock will trade on a post-split basis under the same trading symbol, “NAYA”.

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will be 44984F609. As a result of the reverse stock split, every 12 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the company will have approximately 666,057 shares of common stock issued and outstanding. In addition, a proportionate adjustment will be made to the company’s authorized shares of common stock such that the Company shall have 4,166,666 shares of authorized common stock after the effective time of the reverse stock split.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing. However, no assurance can be given that such reverse stock split will enable the Company to regain compliance with the Nasdaq minimum bid price requirement.

About NAYA Biosciences

NAYA Biosciences (NASDAQ: NAYA) is a life science portfolio company dedicated to bringing breakthrough treatments to patients in oncology, autoimmune diseases, and women’s health. Our proven hub & spoke model harnesses the shared resources of a parent company and agility of lean strategic franchises, enabling efficient acquisition, development, and partnering of assets and allowing for optimized return on investment by combining scalable, profitable commercial revenues with the upside of innovative clinical-stage therapeutics.

NAYA’s expanding portfolio of assets currently includes NY-303, a GPC3 x NKp46 bifunctional antibody for the treatment of hepatocellular carcinoma (HCC) with a unique mode of action targeting non-responders to the current immunotherapy standard of care (approximately 70% of the current treatable market) cleared to enroll patients in a Phase 1/2a monotherapy trial in 2025, NY-338, a CD38 x NKp46 bifunctional antibody for the treatment of multiple myeloma and autoimmune diseases with a differentiated safety and efficacy profile, NY-500, a PD-1 x VEGF bifunctional antibody for the treatment of HCC and other solid tumors, and NY-600 a PSMA x NKp46 bifunctional antibody for the treatment of metastatic Castration Resistant Prostate Cancer (mCRPC).

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

NAYA Bioscience

Steve Shum, CEO

978-878-9505

sshum@invobio.com

Investor Contact

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com

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